Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports First Quarter 2016 Financial Results;

Consulting Fees Up 4% and Net Earnings Up 107%

Philadelphia, PA — May 4, 2016 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced today financial results for the first quarter ended March 31, 2016 (see attached tables).

Total revenue for the first quarter of 2016 was $176.2 million, an increase of 3.5% from the first quarter of 2015.  Consulting fee revenue for the first quarter was $157.3 million, a 4.1% increase from last year’s first quarter.

EBITDA (as defined below) for the first quarter was $8.2 million, a 3.6% increase from the first quarter of 2015.  Operating profit for the first quarter was $5.5 million, a 1.3% decrease from last year’s first quarter.  Net earnings for the first quarter were $1.5 million, or $0.03 per diluted share, up 106.6% from $0.7 million, or $0.01 per diluted share, for the first quarter of 2015.

The company’s total backlog at March 31, 2016 was $866 million up 0.7% from $860 million at December 31, 2015.  Twelve-month backlog at March 31, 2016 was $399 million, up 2.8% from $388 million at December 31, 2015.

“We delivered a solid first quarter, with 4% consulting fee growth and net earnings that more than doubled on a combination of lower overhead costs, interest expense and income tax expense,” said David L. Richter, Hill’s President and Chief Executive Officer. “For 2016, we will focus on continuing to grow our backlog,  minimizing our indirect costs, reducing debt, and maximizing our bottom-line profitability,” added Richter.

2016 Guidance

Based on Hill’s financial performance in the first quarter, current market conditions and the backlog amounts described above, the company reiterates its prior guidance that consulting fee revenue in 2016 is expected to be between $630 million and $660 million.  This guidance reflects approximately 0% to 5% growth in consulting fee revenue for the year.  The company also maintains that EBITDA margin as a percentage of consulting fees in 2016 will be in the range of 8% to 10%, up from 6.5% during 2015.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group.  Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, project labor agreement consulting, commissioning, estimating and cost management, labor compliance and facilities management services.

Total revenue at Hill’s Project Management Group during the first quarter of 2016 was $134.4 million, an increase of 3.4% from the first quarter of 2015.  Consulting fee revenue for the first quarter at the Projects Group was $116.6 million, an increase of 4.0% from last year’s first quarter.  Operating profit for the Projects Group for the first quarter was $12.0 million, a 4.6% decrease from the first quarter of 2015.

Construction Claims Group.  Hill’s Construction Claims Group provides claims consulting, management consulting, litigation support, expert witness testimony, cost/damages assessment, delay/disruption analysis, adjudication, lender advisory, risk management, forensic accounting, fraud investigation, Project Neutral and international arbitration services.

Total revenue at Hill’s Construction Claims Group during the first quarter of 2016 was $41.9 million, an increase of 3.9% from the first quarter of 2015.  Consulting fee revenue for the first quarter at the Claims Group was $40.7 million, an increase of 4.4% from last year’s first quarter.  Operating profit for the Claims Group for the first quarter was $2.9 million, a 23.1% increase from the first quarter of 2015.

Conference Call

David L. Richter, Hill’s President and Chief Executive Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on May 5, 2016, at 11:00 am Eastern Time to discuss the financial results for the first quarter ended March 31, 2016.  Interested parties may participate in the call by dialing (877) 423-9820 (Domestic) or (201) 493-6749 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call.  The conference call will also be broadcast live over the Internet.  To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”.  Please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed from Hill’s website for approximately 90 days.

About Hill International

Hill International, with 4,600 employees in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the seventh largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

The Hill International logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=5733.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog many not be fully realizable as revenue and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-F)

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statement of Operations

	Three Months Ended March 31,
	2016	2015

Consulting fee revenue	$157,305	$151,141
Reimbursable expenses	18,916	19,127
Total revenue	176,221	170,268

Cost of services	94,063	86,429
Reimbursable expenses	18,916	19,127
Total direct expenses	112,979	105,556
Gross profit	63,242	64,712
Selling, general and administrative expenses	57,725	58,923
Share of (profit) loss of equity method affiliates	(15)	183
Operating profit	5,532	5,606
Interest and related financing fees, net	3,397	3,574
Earnings before income taxes	2,135	2,032
Income tax expense	681	1,184
Net earnings	1,454	848
Less: net earnings - noncontrolling interests	4	146
Net earnings attributable to Hill International, Inc.	$1,450	$702

Basic earnings per common share - Hill International, Inc.	$0.03	$0.01
Basic weighted average common shares outstanding	51,631	50,373

Diluted earnings per common share - Hill International, Inc.	$0.03	$0.01
Diluted weighted average common shares outstanding	51,722	50,637

Selected Segment Data

	Three Months Ended March 31,
	2016	2015

Project Management
Consulting fee revenue	$116,579	$112,117
Total revenue	$134,370	$129,995
Gross profit	$41,069	$43,386
Gross profit as a percent of consulting fee revenue	35.2%	38.7%
Selling, general and administrative expenses	$29,064	$30,598
SG&A expenses as a percentage of consulting fee revenue	24.9%	27.3%
Operating profit before share of profit (loss) of equity method affiliate	$12,005	$12,788
Share of profit (loss) of equity method affiliate	$15	(183)
Operating profit	$12,020	$12,605
Operating profit as a percent of consulting fee revenue	10.3%	11.2%

Construction Claims
Consulting fee revenue	$40,726	$39,024
Total revenue	$41,851	$40,273
Gross profit	$22,173	$21,326
Gross profit as a percent of consulting fee revenue	54.4%	54.6%
Selling, general and administrative expenses	$19,300	$18,993
SG&A expenses as a percentage of consulting fee revenue	47.4%	48.7%
Operating profit	$2,873	$2,333
Operating profit as a percent of consulting fee revenue	7.1%	6.0%

Selected Other Financial Data

	Three Months Ended March 31,
	2016	2015

Consulting fee revenue	$157,305	$151,141
Total revenue	$176,221	170,268
Gross profit	$63,242	$64,712
Gross profit as a percentage of consulting fee revenue	40.2%	42.8%
Selling, general and administrative expenses (excluding corporate expenses)	$48,364	$49,591
Selling, general and administrative expenses (excluding corporate expenses) as a percentage of consulting fee revenue	30.7%	32.8%
Corporate expenses	$9,361	$9,332
Corporate expenses as a percentage of consulting fee revenue	6.0%	6.2%
Operating profit before share of profit (loss) of equity method affiliate	$5,517	$5,789
Share of profit (loss) of equity method affiliate	$15	$(183)
Operating profit	$5,532	$5,606
Operating profit as a percent of consulting fee revenue	3.5%	3.7%
Effective income tax rate	31.9%	58.3%

Selected Balance Sheet Data

	March 31, 2016	December 31, 2015

Cash and cash equivalents	$21,035	$24,089
Accounts receivable, net	243,093	243,417
Current assets	292,293	291,591
Total assets	439,323	442,563
Current liabilities	137,745	143,048
Total debt	146,276	144,983

Stockholders’ equity:
Hill International, Inc. share of equity	117,406	113,969
Noncontrolling interests	3,318	4,070
Total equity	$120,724	$118,039

EBITDA Reconciliation

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2016 were $8.2 million compared to $7.9 million in the first quarter of 2015.  EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service.  Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended March 31,
	2016	2015

Net earnings	$1,450	$702
Interest expense, net	3,397	3,574
Income tax expense	681	1,184
Depreciation and amortization	2,656	2,440
EBITDA	$8,184	$7,900